Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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☐           Definitive proxy statement
 ■            Definitive additional materials
☐           Soliciting material pursuant to § 240.14a-12
ANCHOR BANCORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

This Amendment No. 1 to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Anchor Bancorp (“Anchor” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 11, 2015 in connection with the annual meeting of shareholders to be held on October 21, 2015 (the “Annual Meeting”) amends and supplements certain information contained in the Proxy Statement. This Amendment is being provided as a result of the definitive materials filed by Mr. Joel L. Lawson IV pursuant to his intent to solicit proxies for the Annual Meeting. Mr. Lawson is soliciting proxies in favor of his election to the Board of Directors as an alternative to the Board’s nominee George W. Donovan as well as against the 2015 Equity Incentive Plan.

We have explained to Mr. Lawson that his nomination does not comply with the requirements of our bylaws because Mr. Lawson’s primary residence is not in the State of Washington. Since Mr. Lawson’s primary residence is not in Washington, he is unable to be seated as a director. When developing the Company’s bylaws in 2008 in connection with the formation of the Company, the Board carefully considered the local nature of the Company and its operations and believed it was critical that the Board reflect this focus. As a result, the Board believed it was in the best interests of the Company and its future shareholders that members of the Board be residents of Washington. This would help ensure that the members of the Board would understand the local economy, the real estate markets served by the Company’s subsidiary, Anchor Bank, and in many cases have knowledge of the borrowers or potential borrowers from the Bank.  All the members of the Board of the Company since the Company’s formation have complied with this bylaw provision.

The Board has carefully considered Mr. Lawson’s suggestion that we amend our bylaws to remove the residency requirement and believes the purpose of including this provision is still valid. At the time we adopted the provision and as we disclosed in our 2011 stock offering, we believed and continue to believe that requiring directors to have their primary residence in the State of Washington is important to maintaining continuity in the composition and policies of the board of directors. As a result, the Board does not intend to waive the applicability of the residency requirement or to amend the bylaws to remove it.

The second paragraph of the section of the Proxy Statement entitled “Miscellaneous” on page 23 is hereby amended and supplemented by replacing it with the following:

“We will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing this proxy statement, notice of the Annual Meeting and enclosed proxy card. In addition to the use of mail, our employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, the Internet, e-mail, newspapers and other publications of general distribution. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and we will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us but who solicit proxies. We have retained Regan & Associates, Inc., a third-party solicitation firm, to solicit proxies on our behalf and we will pay all costs and expenses associated with retaining Regan & Associates, Inc., which are estimated to be approximately $27,500.  Regan & Associates, Inc. has advised us that approximately 10 of its employees will be involved in soliciting our shareholders on our behalf.  Our expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the proxy contest are expected to be approximately $60,000 (excluding salaries and wages of our regular employees and officers and the fees and expenses to be paid to Regan & Associates, Inc.), of which approximately $5,000 has been spent to date.  Annex A sets forth information relating to our directors, director nominees, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees or because they may be soliciting proxies on our behalf. Some of our directors, officers and other employees may solicit proxies without extra compensation by mail and, if found to be necessary, by telephone and personal interviews, and information about such persons is included in Annex A. Our employees named in Annex A are full-time employees.”

The Proxy Statement is hereby amended and supplemented by adding the following “Annex A” at the end of the Proxy Statement:

 Annex A to Proxy Statement

INFORMATION CONCERNING PARTICIPANTS
IN ANCHOR BANCORP’S SOLICITATION OF PROXIES

The tables below following the captions “Directors and Nominees” and “Officers and Employees” set forth, respectively, the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2015 annual meeting of shareholders (these persons are referred to below as “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees who are Participants in our solicitation of proxies are set forth under the section above titled “Proposal 1 – Election of Directors” of the Proxy Statement. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address

William K. Foster	Street, Lundgren & Foster 915 N 6th Street Montesano, Washington 98563

Robert D. Ruecker	Anchor Bank 601 Woodland Square Loop SE Lacey, Washington 98503
Jerald L. Shaw	Anchor Bank 601 Woodland Square Loop SE Lacey, Washington 98503

Douglas A. Kay	Laserfab, Inc. 5406 184th Street E, Suite B Puyallup, Washington 98375

George W. Donovan	Barrier West Inc. 2110 Commerce Street Aberdeen, Washington 98520

Terri L. Degner	Anchor Bank 601 Woodland Square Loop SE Lacey, Washington 98503

Reid A. Bates	Express Employment Professionals 2615 Capital Mall Dr. SW, Suite A1 Olympia Washington 98502

Officers and Employees

The principal occupations of our executive officers and employees who are Participants in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Anchor Bancorp and the business address for each person is Anchor Bancorp, 601 Woodland Square Loop SE, Lacey, Washington 98503.

Name	Principal Occupation

Gary P. Koch	Executive Vice President and Chief Lending Officer

Matthew F. Moran	Interim Chief Credit Officer

Information Regarding Ownership of Anchor Bancorp Securities by Participants

Except with regard to Mr. Moran, the number of shares of our common stock owned beneficially, directly or indirectly, as of September 2, 2015 by the Participants is listed under the captions “Directors” and “Named Executive Officers Who Are Not Directors” in the table set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement.  Mr. Moran, whose beneficial ownership was not required to be reported in the Proxy Statement, was deemed to beneficially own 7,100 shares of our common stock as of September 2, 2015. All of such shares were held directly.  None of the Participants own any shares of our common stock of record that they do not own beneficially. None of the Participants beneficially owns any securities of any subsidiary of Anchor Bancorp.

Information Regarding Transactions in Anchor Bancorp Securities by Participants

The following table sets forth information regarding acquisitions and dispositions of our securities by each of the Participants during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our employee stock ownership plan and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Description

Jerald L. Shaw	06/30/13	368.034	Acquisition – ESOP Allocation
	07/01/13	131.358*	Acquisition – ESOP Allocation
	06/30/14	391.071	Acquisition – ESOP Allocation

Terri L. Degner	06/30/13	224.308	Acquisition – ESOP Allocation
	07/01/13	80.767*	Acquisition – ESOP Allocation
	06/30/14	233.550	Acquisition – ESOP Allocation

Matthew F. Moran	08/19/15	2,753	Acquisition – Open market purchase

	08/13/15	4,347	Acquisition – Open market purchase

Gary P. Koch	08/19/15	1,050	Acquisition – Open market purchase
	06/05/15	500	Acquisition – Open market purchase
	01/30/15	500	Acquisition – Open market purchase
_________
*   Includes additional allocations related to ESOP plan years 2011 and 2012 of 24.227 shares and 56.203 shares, respectively, for Mr. Shaw and 14.832 shares and 34.897 shares, respectively, for Ms. Degner.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in the Proxy Statement:

•	No associate of any Participant beneficially owns, directly or indirectly, any securities of Anchor Bancorp.

•	No Participant beneficially owns, directly or indirectly, any securities of Anchor Bancorp.

•	No Participant owns any securities of Anchor Bancorp of record that such Participant does not own beneficially.

•
Since the beginning of our last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) Anchor Bancorp or any of its subsidiaries was or is to be a participant, (b) the amount involved exceeded or will exceed $120,000 and (c) any such Participant or associate or immediate family member thereof had or will have a direct or indirect material interest.

•
No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by Anchor Bancorp or its affiliates, or with respect to any future transactions to which Anchor Bancorp or any of its affiliates will or may be a party.

•
No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Anchor Bancorp, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•
No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting other than with respect to each director nominee, such nominee’s interest in election to the Board.